Exhibit 10.4

AMENDMENT NO. 7 TO CREDIT AGREEMENT

This AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of July 31, 2018 between FLEXSHOPPER 2, LLC (the “Company”) and WE 2014-1, LLC (the “Administrative Agent” and “Lender”).

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Wells Fargo Bank, National Association, as paying agent (the “Paying Agent”) and various lenders from time to time party thereto (the “Lenders”) are party to a certain Credit Agreement, dated March 6, 2015 (as amended, supplemented and otherwise modified as of the date hereof, the “Credit Agreement”);

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement desire to amend the Servicing Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized definitional terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. Effective as of the date first written above, upon the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Backup Servicer” is amended to read as follows:

“Backup Servicer” means (a) prior to August 14, 2018, First Associates, LLC, and (b) on and after August 14, 2018, Systems & Services Technologies, Inc. (“SST”) or any replacement thereof appointed by the Requisite Lenders in accordance with Section 6.12, who will perform backup servicing and backup verification functions with respect to the Eligible Leases.

(b) The definition of “Scheduled Commitment Termination Date” is amended to read as follows:

“Scheduled Commitment Termination Date” means (a) if the Equity Raise has occurred on or prior to August 31, 2018, February 28, 2021, or (b) if the Equity Raise has not been consummated on or prior to August 31, 2018, a date to be determined by the Administrative Agent in its sole discretion but not earlier than August 31, 2018 or later than February 28, 2021.

(c) Section 5.1(q) is amended to change “May 31, 2018” therein to “August 14, 2018.”

(d) Section 5.1(r) is amended to read as follows:

(r) Backup Servicer Payment: The Company shall (i) promptly and, in any event, within ten (10) Business Days of the Company’s receipt of itemized invoice(s) (or such shorter period as is reasonably required by the Backup Servicer), pay the Backup Servicer for its reasonable actual out of pocket costs and expenses related to the establishment of such transition plan; and (ii) (A) promptly and, in any event, within ten (10) Business Days of the Company’s receipt of itemized invoice(s) (or such shorter period as is reasonably required by SST), pay the SST its fee for accepting its role as successor Backup Servicer and for its reasonable actual out of pocket costs and expenses related to its succession and (B) not later than August 14, 2018 (as may be extended for each day of delay caused by SST), enter into a replacement Backup Servicing Agreement with SST as the successor Backup Servicer and such other amendments to the Credit Documents as are reasonably necessary in order to effect its succession.

(e) Section 6.12 is amended to add the following paragraph (b) at the end thereof:

(b) Company shall cause SST to replace First Associates, LLC as Backup Servicer on or before August 14, 2018 (as may be extended for each day of delay caused by SST).

(f) Article VI is amended to add the following new Section 6.21 at the end thereof:

6.21 Financial Forecast. Not later than August 14, 2018, Company shall deliver to Administrative Agent a model in form and level of detail satisfactory to the Administrative Agent showing the Company’s financial forecast, as determined by the Company, in form and substance satisfactory to the Administrative Agent.

(g) Section 7.1(o) is amended to read as follows:

(o) Backup Servicer Default. SST or any replacement thereof shall resign or be terminated as a result of any action or inaction of the Company or the Servicer; or

SECTION 3. Effectiveness. This Agreement shall become effective as of the date first written above upon (a) delivery to the Administrative Agent of counterparts of this Agreement duly executed by each of the parties hereto and (b) payment of the legal fees of counsel to the Administrative Agent accrued on or prior to the date of this Agreement in connection with the preparation, negotiation and execution of this Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement.

SECTION 4. Binding Effect; Ratification.

(a) The Credit Agreement, as amended hereby, remains in full force and effect. Any reference to the Credit Agreement from and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, unless otherwise expressly stated.

(b) Except as expressly amended hereby, the Credit Agreement and the Servicing Agreement shall remain in full force and effect and each is hereby ratified and confirmed by the parties hereto.

(c) The Company represents and warrants to each Lender that each and every of its representations and warranties contained in Section 4 of the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

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(d) Notwithstanding anything to the contrary herein or in the Credit Document, by signing this Agreement, neither the Lender nor the Administrative Agent is waiving or consenting, nor has either of them agreed to waive or consent to in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any of the Credit Documents.

(e) The Company agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement.

SECTION 5. Miscellaneous.

(a) THIS Agreement SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

(b) The captions and headings used herein are for convenience of reference only and shall not affect the interpretation hereof.

(c) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(d) Executed counterparts of this Agreement may be delivered electronically.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER:

WE 2014-1, LLC

By:	/s/ Thomas Buttacavoli
Name:	Thomas Buttacavoli
Title:	Authorized Person

COMPANY:

FlexShopper 2, LLC

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	Chief Executive Officer

Flexshopper No. 7 Amendment